Exhibit 99.1

Insulet Announces Proposed Financing Transactions

ACTON, Mass., March 18, 2025 — Insulet Corporation (NASDAQ: PODD) (“Insulet” or the “Company”), the global leader in tubeless insulin pump technology with its Omnipod® brand of products, today announced its intention to offer, subject to market and other conditions, $450 million aggregate principal amount of senior unsecured notes due 2033 (the “Notes”) in a private placement.

The Company intends to use the net proceeds from the Notes offering, together with cash on hand and potentially cash from partially terminating the Company’s existing capped call transactions relating to the Company’s existing 0.375% Convertible Senior Notes due 2026 (the “Convertible Senior Notes”), (i) to finance the redemption, repurchase, repayment, satisfaction and discharge or other payment of all or a portion of the Convertible Senior Notes, which may include one or more repurchases pursuant to privately negotiated transactions, and the payment of accrued and unpaid interest thereon, (ii) to pay any fees, costs and expenses relating to the offering of the Notes and Credit Agreement transactions described below and/or (iii) for general corporate purposes. The Notes offering is subject to market and other conditions, and may not occur as described or at all.

The Company also today announced its intention to amend its existing Credit Agreement to, among other things, extend the maturity of the Company’s revolving credit facility from 2028 to 2030 and increase the amount of revolving credit commitments by up to $200 million (resulting in aggregate commitments of up to $500 million). The terms of the commitments and loans under the amended revolving credit facility are expected to be substantially similar to those relating to the commitments and loans under the existing revolving credit facility, except with respect to the aggregate amount of commitments thereunder, the maturity date thereof and certain other terms. The Credit Agreement amendments are subject to market and other conditions, and may not occur as described or at all. The consummation of the Notes offering is not conditioned on the consummation of the Credit Agreement amendments and the consummation of the Credit Agreement amendments are not conditioned on the consummation of the Notes offering.

The Notes will be offered and sold only to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”) and only to non-U.S. persons outside the United States pursuant to Regulation S.

The Notes have not been registered under the Securities Act or any applicable state securities laws. As a result, the Notes may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons, except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state laws.

This press release does not and will not constitute an offer to sell or a solicitation of an offer to buy any securities nor will there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful under the securities laws of such state. Any offer of the Notes will be made only by means of a private offering memorandum. This press release does not and will not constitute an offer to repurchase the Convertible Senior Notes, nor do the statements herein constitute a notice of redemption under the indenture governing the Convertible Senior Notes.

About Insulet Corporation:

Insulet Corporation (NASDAQ: PODD), headquartered in Massachusetts, is an innovative medical device company dedicated to simplifying life for people with diabetes and other conditions through its Omnipod product platform. The Omnipod Insulin Management System provides a unique alternative to traditional insulin delivery methods. With its simple, wearable design, the disposable Pod provides up to three days of non-stop insulin delivery, without the need to see or handle a needle. Insulet’s flagship innovation, the Omnipod® 5 Automated Insulin Delivery System, integrates with a continuous glucose monitor to manage blood sugar with no multiple daily injections, zero fingersticks, and can be controlled by a compatible personal smartphone or the Omnipod Controller. Insulet also leverages the unique design of its Pod by tailoring its Omnipod technology platform for the delivery of non-insulin subcutaneous drugs across other therapeutic areas.

Forward-Looking Statements:

This press release contains forward-looking statements concerning Insulet’s expectations, anticipations, intentions, beliefs or strategies regarding the future, including the offering of the Notes, the use of proceeds from the offering of the Notes and the Credit Agreement amendments. These forward-looking statements are based on

Insulet’s current expectations and beliefs concerning future developments and their potential effects on Insulet. There can be no assurance that future developments affecting Insulet will be those that it has anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond Insulet’s control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements, and other risks and uncertainties described in Insulet’s Annual Report on Form 10-K, which was filed with the Securities and Exchange Commission on February 21, 2025 in the section entitled “Risk Factors”, and in its other filings from time to time with the Securities and Exchange Commission. Should one or more of these risks or uncertainties materialize, or should any of these assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. Insulet undertakes no obligation to publicly update or revise any forward-looking statements.

©2025 Insulet Corporation. Omnipod is a registered trademark of Insulet Corporation in the United States of America and other various jurisdictions. All rights reserved. All other trademarks are the property of their respective owners. The use of third-party trademarks does not constitute an endorsement or imply a relationship or other affiliation.

Investor Relations:

June Lazaroff

Senior Director, Investor Relations

(978) 600-7718

jlazaroff@insulet.com

Media:

Angela Geryak Wiczek

Senior Director, Corporate Communications

(978) 932-0611

awiczek@insulet.com